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EXHIBIT 11


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EAGLE POINT SOFTWARE CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENT REGARDING COMPUTATION OF NET EARNINGS PER SHARE
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                                                                                  Three Months Ended
                                                                                     September 30,
                                                                 --------------------------------------------------
                                                                           1997                          1996
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SHARES USED IN DETERMINING PRIMARY EARNINGS PER SHARE:

Weighted average common shares outstanding                                    4,826,457                   4,941,730

Net effect of stock options based on the treasury stock
   method using the average market price during the period                            0                           0
                                                                 ----------------------          ------------------

     Total weighted average common and common equivalent
        shares outstanding                                                    4,826,457                   4,941,730
                                                                 ======================          ==================


SHARES USED IN DETERMINING FULLY DILUTED EARNINGS PER SHARE:

Weighted average common shares outstanding                                    4,826,457                   4,941,730

Net effect of stock options based on the treasury stock
   method using the average market price or market price
   at the end of the period, whichever is higher                                      0                           0
                                                                 ----------------------          ------------------

     Total weighted average common and common equivalent
        shares outstanding                                                    4,826,457                   4,941,730
                                                                 ======================          ==================
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